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                                                                    EXHIBIT 99.2

                         Notice of Guaranteed Delivery

                                      for

              9 1/4% Series A Senior Subordinated Notes due 2011

                                      of

                                  DAVITA INC.

     This form, or one substantially equivalent hereto, must be used to accept the Exchange Offer of DaVita Inc. (the "Company") made pursuant to the
Prospectus dated              , 2001 (the "Prospectus"), if certificates for
the 9 1/4% Series A Senior Subordinated Notes due 2011 (the "Series A Notes") of the Company are not immediately available or if the Series A Notes, the Letter of Transmittal or any other documents required thereby cannot be delivered to the Exchange Agent or the procedure for book-entry transfer cannot be completed, prior to 5:00 P.M., New York City time, on the Expiration Date (as defined in the Prospectus). Such form may be delivered by hand or transmitted by facsimile transmission, overnight courier or mail to the Exchange Agent. Capitalized terms used but not defined herein have the meaning given to them in the Prospectus.

   To: U.S. Trust Company of Texas, National Association, The Exchange Agent

                  By Mail:                                 By Overnight Courier:

    U.S. Trust Company of Texas, National          U.S. Trust Company of Texas, National
                 Association                                    Association
        2001 Ross Avenue, Suite 2700                    2001 Ross Avenue, Suite 2700
             Dallas, Texas 75201                            Dallas, Texas 75201
  Attention: Corporate Trust Administration      Attention: Corporate Trust Administration
 (registered or certified mail recommended)

                  By Hand:                                     By Facsimile:

    U.S. Trust Company of Texas, National
                 Association                                   (214) 754-1301
        2001 Ross Avenue, Suite 2700                  (For Eligible Institutions Only)
             Dallas, Texas 75201
  Attention: Corporate Trust Administration         Confirm by telephone: (800) 829-5653

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal to be used to tender Series A Notes is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.
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 Ladies and Gentlemen:

    The undersigned hereby tenders to DaVita Inc., a Delaware corporation
 (the "Company"), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged,
                                       Series A Notes pursuant to the guaranteed
 -------------------------------------
 (principal amount of Series A  Notes)

 delivery procedures set forth in Instruction 1 of the Letter of Transmittal.

            NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW.

 Principal Amount(s) of Series A Notes _____________________________________

 ___________________________________________________________________________

 Name(s) of Record Holder(s) _______________________________________________

 ___________________________________________________________________________
                              Please print or type

 Address ___________________________________________________________________
                                                                   (Zip Code)
 Area Code and Tel. No. ____________________________________________________

 Signature(s) ______________________________________________________________

 ___________________________________________________________________________

 Dated: __________________

    If Series A Notes will be delivered by book-entry transfer at The Depository Trust Company, Depository Account No: __________________________

    This Notice of Guaranteed Delivery must be signed by the registered Holder(s) of Series A Notes exactly as its (their) name(s) appear on certificates for Series A Notes or on a security position listing as the owner of Series A Notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      Please print name(s) and address(es)

 Name(s): __________________________________________________________________

 ___________________________________________________________________________

 Capacity: _________________________________________________________________

 Address(es): ______________________________________________________________

 ___________________________________________________________________________
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                                   GUARANTEE
                    (Not to be used for signature guarantee)

    The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or a commercial bank or trust company having an office or correspondent in the United States or an "Eligible Guarantor Institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby (a) represents that the above named person(s) "own(s)" the Series A Notes tendered hereby within the meaning of Rule 10b-4 under the Exchange Act, (b) represents that such tender of Series A Notes complies with Rule 10b-4 and (c) guarantees that delivery to the Exchange Agent of certificates for the Series A Notes tendered hereby, in proper form for transfer (or confirmation of the book-entry transfer of such Series A Notes into the Exchange Agent's Account at DTC, pursuant to the procedures for book-entry transfer set forth in the Prospectus), with delivery of a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature and any other required documents, will be received by the Exchange Agent at one of its addresses set forth above within five New York Stock Exchange trading days after the Expiration Date.

    The undersigned acknowledges that it must deliver the Letter of Transmittal and Series A Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in financial loss to the undersigned.

 Name of Firm _______________________________________________________________

 ____________________________________________________________________________
                              Authorized Signature

 Address ____________________________________________________________________
                                                                     Zip Code

 Area Code and Tel. No. _____________________________________________________

 Name _______________________________________________________________________
                              Please Print or Type

 Title ______________________________________________________________________

 Date _______________________________________________________________________

 Dated:___________ , 2001

 NOTE: DO NOT SEND SERIES A NOTES WITH THIS FORM; SERIES A NOTES SHOULD BE
       SENT WITH YOUR LETTER OF TRANSMITTAL SO THAT THEY ARE RECEIVED BY THE EXCHANGE AGENT WITHIN FIVE NEW YORK STOCK EXCHANGE TRADING DAYS AFTER THE EXPIRATION DATE.